Exhibit 99(b)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of First Indiana Corporation (“First Indiana”), that, to his knowledge:

(1)	the Quarterly Report of First Indiana on Form 10-Q for the period ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of First Indiana.

Dated: June 30, 2003

/s/ William J. Brunner

William J. Brunner
Vice President, Chief Financial Officer, and
Treasurer

A signed original of this written statement required by Section 906 has been provided to First Indiana Corporation and will be retained by First Indiana Corporation and furnished to the Securities and Exchange Commission or its staff upon request.